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                                                                   EXHIBIT 10.34


                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (the "AGREEMENT") is made and entered into this 27th day of June, 1997, by and between EQUIPMENT PURCHASING L.L.C., a Delaware limited liability company ("OWNER") and MULTIMEDIA GAMES, INC., a Texas corporation ("MANAGER").

                              W I T N E S S E T H:

         WHEREAS, the Chickasaw Nation (the "TRIBE") has entered into an agreement (the "CHICKASAW AGREEMENT") with Manager to place MegaMania electronic player stations (the "EQUIPMENT") in its bingo facility.

         WHEREAS, Manager and Owner have entered into a certain Equipment Purchase Agreement, dated of even date herewith (the "PURCHASE AGREEMENT"), whereby Owner agreed to pay Manager, in the form of two (2) promissory notes (the "NOTES"), six hundred thousand dollars ($600,000) for the Equipment (the "PURCHASE PRICE") and to place the Equipment in operation at the Tribe's bingo facility; and

         WHEREAS, Owner desires to have Manager manage, operate and maintain the Equipment.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I

                          ENGAGEMENT AND AUTHORIZATION

         Section 1.01 Engagement as Manager. Owner hereby engages Manager to manage the Equipment in accordance with the terms and conditions hereof. Manager may engage such independent contractors as Manager deems necessary to supplement and complement Manager's employees and properly and adequately manage, operate and maintain the Equipment.

         Section 1.02 Grant of Authority. Owner hereby grants to Manager the power and authority to manage, operate, control and direct the Equipment of Owner to the full extent of Owner's power and authority; provided that Manager shall not have the power or authority to (i) perform any act that is expressly required to be performed by the Board of Directors of Owner by the laws of the State of Oklahoma; or (ii) grant by contract any encumbrance, security interest or pledge in any of the Equipment.



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         Section 1.03 Employees; Independent Contractor.

         (a) Manager shall be responsible for all employees and/or independent contractors. All matters pertaining to the employment, supervision, compensation, promotion and discharge of Manager's employees and others engaged by Manager for the management, operation and maintenance of the Equipment are the responsibility of Manager, and Manager shall be liable to such employees for their compensation (in whatever form or amount such compensation may be). Manager shall fully comply with all applicable laws and regulations having to do with worker's compensation, social security, unemployment, insurance, hours of labor, wages, working conditions, and other employer-employee related subjects in connection with the Equipment.

         (b) This Agreement is entered into solely to provide for the performance of the services set forth herein and to define the rights, obligations and liabilities of the parties hereto. This Agreement, and any document or understanding entered into in connection herewith, shall not be deemed to create any other relationship between Manager and Owner other than as expressly provided herein. It is understood that the relationship of Manager to Owner shall be that of an independent contractor. Nothing contained herein or inferable herefrom shall be deemed or construed to (1) make Manager the agent, servant or employee of Owner, or (2) to create any partnership, joint venture, or other association between Owner and Manager. Owner shall not be responsible for any injury sustained by Manager of its employees or by third parties arising out of the performance of this Agreement by Manager under Owner's workers' compensation policy or otherwise, and the doctrine of "respondeat superior" shall not apply between Owner and Manager.

         Section 1.04 Compliance with Laws and Contracts. Manager shall be responsible for management, operation and maintenance of the Equipment in substantial compliance with all applicable federal, state and municipal laws, ordinances and regulations. Manager shall promptly remedy, at Manager's expense, any violation of any law, ordinance, rule, regulation, or order which comes to its attention to the extent such remedy is within the control of Manager. Manager further agrees to obtain any licenses and approvals required for the operation of the Equipment and to use its best efforts to avoid any default under the Chickasaw Agreement or any future contract regarding use or lease of the Equipment.

                                   ARTICLE II

                              TERM AND TERMINATION

         2.01 Term. This Agreement shall be effective upon execution (the "EFFECTIVE DATE") and shall continue and remain in full force and effect for a period of two (2) years from the Effective Date (the "TERM").

         2.02 Termination. This Agreement may be canceled and terminated at any time by Owner or Manager without cause upon giving the non-terminating party thirty (30) days' prior written notice of its intention to do so.



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         2.03 Effect of Termination.

         (a) Upon termination of this Agreement, Owner's obligation to pay Manager's compensation shall cease immediately, and except as provided herein, the parties shall have no further rights or obligations to the other. Manager agrees that upon Owner's request, it shall deliver to Owner all records, books, accounts, files and other

         (b) Notwithstanding the foregoing, the termination of this Agreement shall not affect the rights of the terminating party with respect to any damages at law or in equity it may have suffered as a result of any breach of the Agreement, nor shall it affect the rights of Owner with respect to liability or claims accrued, or arising out of events occurring, prior to the date of termination.

                                   ARTICLE III

                                MANAGER'S DUTIES

         3.01 General. Manager shall manage, operate and maintain the Equipment on behalf of Owner in accordance with the provisions of this Agreement.

         3.02 Gaming Procedures and Gaming Accounting Procedures. Manager shall be responsible for proposing, establishing and modifying from time to time (a) the "GAME PROCEDURES," hereby defined as the technical, financial and other plans, arrangements, systems, rules and procedures defining and used in the operation and use of the Equipment and the playing of the MegaMania game and (b) the "GAME ACCOUNTING PROCEDURES" which are defined as specific written procedures to be followed regarding the handling of revenues derived from use of the Equipment. Manager shall communicate, negotiate and coordinate with the Tribe, or any other third party which may have leased or contracted to use the Equipment, regarding the implementation of the Gaming Procedures and the Game Accounting Procedures.

         3.03 Use/Lease Contracts; Re-leasing.

         (a) Manager is responsible for supervising and administering the Chickasaw Agreement and agrees to perform whatever service may be required in connection with the negotiation of renewals, extensions, modifications or cancellations thereof, subject to Owners final approval. In the event the Chickasaw Agreement is terminated, Manager is authorized to enter into another use or lease agreement for the use of the Equipment, provided that Owner has approved the terms and conditions pursuant to which the Equipment is to be leased or used.

         (b) Manager agrees that it will not place other MegaMania electronic player stations at a bingo facility that has returned the Equipment (a "RETURNING FACILITY") to Manager or Owner unless the Equipment has subsequently been leased to another party upon terms and conditions equally or more favorable to Owner than the terms and conditions of the agreement with the Returning Facility. Manager shall use its best efforts to ensure that the Equipment is leased or in use at all times during the Term of this Agreement. Owner agrees to pay a fee of ten dollars ($10.00) per electronic player station for the cost and expense of re-leasing the Equipment.


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         3.04 Collection of Rents or Other Income. Manager shall collect, identify and remit to Owner its Percentage (as defined in the Rental Pool Agreement between the parties of even date herewith attached hereto as EXHIBIT 3.04.) All monies so collected shall be delivered to Owner within thirty (30) business days of collection by Manager. Manager shall use due diligence to promptly collect Owner's EP Percentage from the Tribe including taking any necessary legal action.

         3.05 Repair and Maintenance; Risk of Loss. Manager shall attend to the making and supervision of all ordinary and extraordinary repairs and alterations to the Equipment such that the Equipment is at all times in good working order, repair and appearance, normal wear, tear or depreciation excepted. Manager shall furnish any and all parts, mechanisms and devices to keep the Equipment in good mechanical working order and shall install and license to Owner, any and all software upgrades developed by or for Manger related to the MegaMania game, at no cost to Owner. All risk of loss or damage to the Equipment shall be borne by Manager.

         3.06 Marketing. Manager shall conduct such market analyses and research and place such paid advertisings and promotions as Manager, in its sole discretion, deems necessary or advisable in order to promote use of the Equipment.

         3.07 Insurance. Manager shall, at its sole expense, maintain in effect at all times during the Term, insurance coverages with limits reasonably acceptable to Owner, with insurers licensed to do business in the State of Oklahoma acceptable to Owner, and under forms of policies satisfactory to Owner. None of the requirements contained herein as to types, limits or Owner's approval of insurance coverage to be maintained by Manager are intended to and shall not in any manner limit, qualify or quantify the liabilities and obligations assumed by Manager under the Agreement or otherwise provided by law. The types of coverage shall, at a minimum, include Workers' Compensation, Employers' Liability, Commercial General Liability, Comprehensive Automobile Liability and Umbrella Excess Liability Insurance.

         3.08 Gaming Insurance; Protection. Manager shall provide reasonably commercially available errors and omissions insurance coverage or other protection suitable to Owner against the possibility of duplication of prize liabilities due to the malfunction of the Equipment and/or the personnel provided by Manager and its subcontractor to operate and manage the Equipment. Further, Manager shall guaranty, and be solely responsible for, the payment of prizes won while using the Equipment by letters of credit, performance bonds, escrowed funds, insurance and/or other guarantees.

         3.09 Forms; Payment of Taxes. Manager shall keep the Equipment free and clear of all levies, liens and encumbrances. Manager shall, on behalf of Owner, prepare, execute and file punctually when due all forms, reports and returns required by law relating to the use of the Equipment, including any sales or use tax forms, reports and income tax returns. In addition Manager shall pay punctually when due any sales, use, employment or other taxes relating to the use of the Equipment.



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         3.10 Financial Reporting, Recordkeeping and Accounting.

         (a) All financial reporting, recordkeeping, and accounting with respect to the Equipment and the leasing, management, operation, repair and maintenance thereof, as well as all collections of revenues and expenditures relating thereto, shall be the responsibility of Manager and shall be adequately maintained at all times. Such books and records shall be owned by Owner and shall be kept in all material respects in accordance with the standards of the industry. Manager will not disclose to any party other than Owner the contents of such books and records, except as may be required by law. Manager shall also take reasonable steps to ensure that neither Manager nor any of Manager's employees or independent contractors at any time discloses or otherwise makes use of in any manner, whether during or after the Term, any information regarding the Owner's business or affairs without the prior written consent of Owner. This obligation shall survive the termination of this Agreement. All books and records relating to the Equipment shall be delivered to Owner or Owner's designated representative immediately upon request of Owner.

         (b) Owner, its accountants, attorneys, and agents, may, subject to the Chickasaw Agreement or any agreement with a third party, examine or inspect the Equipment and any books and records relating to the Equipment for any purpose which Owner, in its sole discretion, deems necessary or advisable. Such inspection shall occur with as little disruption to the Owner's business as possible. Owner also reserves the right to perform additional audits relating to the Manger's activities.

                                   ARTICLE IV

                        MANAGEMENT FEE AND REIMBURSEMENTS


         4.01 Management Fee. Manager shall receive as consideration and remuneration for managing and operating the Equipment a fee equal to one percent (1%) of two percent (2%) (1% x 2%) of the Ownership Percentage.

         4.02 Costs and Expenses. Other than the re-leasing fee provided in
Section 3.03 above, Manager shall be responsible for all costs, expenses and fees incurred in rendering services in connection with the Equipment, including, but not limited to, the cost of maintenance, insurance, compensation of Manager's employees, license fees, taxes, legal fees associated with any contracts related and any other cost or expense necessary to manage, operate or maintain the Equipment.

                                    ARTICLE V

                                REPURCHASE OPTION

         At any time during the Term, Manager shall have the option to repurchase the Equipment from Owner, at a price to be mutually agreed upon by Owner and Manager at the time of repurchase (the "OPTION PRICE"), provided that after giving effect to the payment of the Option Price and the receipt by Owner of all payments of the Ownership Percentage to the date of such payment, (a)


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Owner shall have received an amount equal to one hundred percent (100%) of the
Purchase Price plus a twenty percent (20%) internal rate of return on the amount of such Purchase Price.

                                   ARTICLE VI

                                 INDEMNIFICATION

         Manager hereby agrees to and does indemnify and hold Owner, its members, officers, managers, employees and agents, harmless from and against any and all costs and expenses, losses, liabilities, damages, causes of action, claims and demands whatsoever, howsoever arising, including but not limited to those arising out of, concerning, or affecting the Equipment and/or the services provided by Manager under this Agreement. Such costs and expenses shall include, but shall not be limited to, costs and expenses, losses, liabilities, damages, causes of action, claims and demands, arising out of bodily injury, personal injury, or demands for property damage, or any other violation of rights of others, warranties or other undertakings or duties of Manager, together with reimbursement to Owner for reasonable attorneys' fees and expenses.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 7.01 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements made in this Agreement or in any certificate or instrument delivered in connection herewith shall be in full force and effect notwithstanding any investigation made by or disclosure made to any party hereto, whether before or after the date hereof, shall survive Closing and shall continue to be applicable and binding thereafter.

         Section 7.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without reference to the choice of law principles thereof.

         Section 7.03 Entire Agreement. This Agreement, including any exhibits and schedules hereto, contains the entire agreement and understanding between the parties hereto, and supersedes any and all prior agreements, arrangements and understandings, relating to the subject matter hereof. There are no written or oral agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless consented to in writing by Owner and Manager.

         Section 7.04 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally or when sent by facsimile or on the third day after being mailed by registered or certified mail, postage prepaid, addressed as follows:



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               To Manager:      Multimedia Games, Inc.
                                7335 S. Lewis, Suite 302
                                Tulsa, OK 74136
                                Attention: Contract Administration

               To Owner:        Equipment Purchasing L.L.C.
                                7335 S. Lewis, Suite 302
                                Tulsa, OK  74136
                                Attention: Contract Administration

        Any party may change its address for receiving notices by giving written notice of such change to the other party in accordance with this Section 7.04.

        Section 7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld.

        Section 7.06 Parties In Interest. Nothing in this Agreement shall entitle any party other than Buyer or Seller to any claim, cause of action, remedy or right of any kind.

        Section 7.07 Waiver. No waiver of any term, provision or condition of this Agreement shall be effective unless in writing, signed by the party against which such waiver is sought to be enforced, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver.

        Section 7.08 Severability. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance (other than a term, covenant, condition or application which affects the essence of this Agreement) shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to those persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives on the day first above written.

                                       EQUIPMENT PURCHASING L.L.C.

                                       By:  Rio Grande Management Corp.

                                            By:
                                               ---------------------------------
                                            Name:  Clinton Lind
                                            Its:   President


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                                       MULTIMEDIA GAMES, INC.


                                       By:
                                          --------------------------------------
                                       Name:  Gordon Graves
                                       Its:   Chief Executive Officer